EXHIBIT 5.1

                                                    La Defense, December 7, 2006

                          Technip Employee Share Offer
                          ----------------------------

Dear Sirs,

            In my capacity as Corporate Secretary of Technip, a French societe anonyme (the "Company"), I am delivering this opinion in connection the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on December 7, 2006 relating to the offer limited to current and former employees of the Company and specified subsidiaries (the "Employee Share Offer") of newly-issued ordinary shares nominal value (euro)0.7625 per share (the "Shares").

            In connection with the foregoing, I have examined such corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other person, such other documents and such questions of French law as I deem necessary as a basis for the opinion hereinafter expressed. This opinion is being delivered to you for filing as Exhibit 5.1 to the Registration Statement.

            In rendering my opinion, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible. In rending such opinion, I have assumed that the signatures on all documents examined by me are genuine, an assumption which I have not independently verified.

            Upon the basis of such examination and assumption, it is my opinion that the Shares to be delivered in connection with the Employee Share Offer will be duly authorized and will, when delivered in consideration of the purchase price, be validly issued, fully paid and non-assessable.

            The foregoing opinion is limited to the laws of the French Republic and I express no opinion as to the effect of the laws of any other jurisdiction.

            I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This opinion is being delivered in connection with the Registration Statement and is not to be used for any other purpose without our prior authorization.

                                Very truly yours,


                                /s/ Patrick Picard
                                -----------------------------

                                Name: Patrick Picard
                                Title: Corporate Secretary